EX 99.1

ASV Holdings, Inc. Announces Delay in Final Financial Results and Reports on Preliminary Fourth Quarter and Full Year 2018 Results

Grand Rapids, MN, March 14, 2019 — ASV Holdings, Inc. (Nasdaq: ASV), a leading provider of rubber-tracked compact track loaders and wheeled skid steer loaders in the compact construction equipment market, today announced that it is delaying the release of its Fourth Quarter and Full Year 2018 results.

Delay in Final Financial Results

Chairman and Chief Executive Officer, Andrew Rooke commented, “Although we are substantially through the 2018 audit, we are not yet in a position to provide final results for the fourth quarter and full year 2018, We require the completion of our analyses of any potential impairment to the carrying value of our goodwill and intangible assets as of December 31, 2018. We are updating our analyses as a result of our assessment of conditions that may indicate that we could have an impairment, such as the Company’s recent results, share price performance and market capitalization. In the event of any impairment the company would be required to record a non-cash impairment charge to the fourth quarter results. Whether an impairment charge will be required and if so, the amount of such charge have not been determined. We anticipate completing our analysis and announcing our final results by the end of March and in time to file our Annual Report on Form 10-K.”

The Company reported preliminary Fourth Quarter and Full year 2018 results. All of the preliminary financial information in this press release is preliminary and subject to completion of yearend financial reporting processes, reviews and audit.

Preliminary Fourth Quarter 2018 and Comparison to Fourth Quarter 2017

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$33.1 million in Net Sales represented 8.6% year-over-year growth from $30.5 million, driven by 24% “same-store” dealer sales growth in North America, lower sales to Australia and lower sales of OEM undercarriages and parts.

•	8th consecutive quarter of year-over-year quarterly machine revenue growth with 31% year-over-year increase in North American machine sales and 17.2% overall machine sales, to $24.6 million.
•

Gross Margin of 8.6% compared to 13.6%, was adversely impacted 340 basis points by increased material costs net of price recovery, and 200 basis points from an increase in our reserve for slow moving inventory.

•	Unadjusted net loss for the quarter modestly greater than 2017 fourth quarter GAAP net loss of $(0.8) million.
•	$30.2 million backlog of orders at December 31, 2018, up $17.5 million or 137.8% from December 31, 2017.

Preliminary Full Year 2018 and Comparison to Full Year 2017

•

$127.6 million in Net Sales represented 3.5% year-over-year growth from $123.3 million driven by 16% “same-store” dealer sales growth in North America lower sales to Australia and lower sales of OEM undercarriages and parts.

•	2018 gross margin of 11.9%, compared to 15.1%, was adversely impacted 190 basis points by increased material costs, net of price recovery.

Chairman and Chief Executive Officer, Andrew Rooke commented, “Positive trends of North American same store sales growth and machine sales growth in the quarter were offset by significant net material cost increases and restricted engine availability that curtailed production and resulted in a loss for the quarter. Despite such headwinds that we, and our industry in general, faced throughout the year, particularly in the second half, we recorded our 8th consecutive quarter of year over year machine sales growth and achieved our third consecutive quarter of total net sales growth.  As of the end of the year, our North American dealer network stood at 286 retail and rental locations at year-end, compared to 222 at the end of last year.  This includes the addition of locations during the fourth quarter from our newly signed independent rental company to whom we shipped our first orders.

Our increasing brand recognition, new product launches and strengthening dealer support resulted in further progress towards our goal of expanding our North American network and improving the sell-through and turnover at each location.

“We have taken actions which are designed to combat the material price increases and engine shortages that have impacted our performance.  In addition to focusing our near-term sales efforts on machine models that are not affected by engine shortages, we are aggressively seeking to reduce our material costs through product design optimization, selectively insourcing fabrication manufacture and resourcing to lower cost suppliers, from which we expect approximately $2.0 million in margin recovery in 2019. Further, in addition to the steel surcharge pricing implemented in May 2018, and in line with our principal competitors, we implemented price increases at the start of 2019 to offset the higher level of input costs in our industry.

“Housing and construction activity, while moderating towards the end of the year, still showed growth over 2017, and we reported a $30.2 million backlog as of year-end, which affords us some visibility for the first half of 2019. While the industry-wide engine and component shortages that impacted 2018 delivery times seem likely to remain a challenge through the first quarter of 2019, cost reductions, continued success increasing the dealer count and dealer sell-through, and the easing of bottlenecks in the supply chain should all result in top-to-bottom improvements in the year ahead. Going forward we would expect to achieve revenue growth and margins recovering to levels more in-line with the upper bounds of our historical range.”

Conference Call:

Management will host a conference call at 4:30 PM Eastern Time today to discuss the update with the investment community.  Anyone interested in participating in the call should dial 800-239-9838 if calling within the United States or 323-794-2551 if calling internationally. A replay will be available until 11:59 PM ET March 21, 2018 which can be accessed by dialing 844-512-2921 if calling within the United States or 412-317-6671 if calling internationally. Please use passcode 9871909 to access this replay. The call will additionally be broadcast live and archived for 90 days over the internet.

About ASV Holdings, Inc.

ASV Holdings, Inc. is a designer and manufacturer of compact construction equipment. Its patented Posi-Track rubber tracked, multi-level suspension undercarriage system provides a competitive market differentiator for its Compact Track Loader (CTL) product line with brand attributes of power, performance and serviceability.  It’s wheeled Skid Steer Loaders (SSLs) also share the common brand attributes. Equipment is sold through an independent dealer network throughout North America, Australia, and New Zealand. The company also sells OEM equipment and aftermarket parts. ASV owns and operates a 238,000 square-foot production facility in Grand Rapids, MN.

Forward-Looking Statements

This release contains forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” “intends” or “continue,” and other similar expressions that are predictions of or indicate future events and future trends, or the negative of these terms or other comparable terminology. Forward-looking statements in this release include, without limitation: (1) projections of revenue, earnings, capital structure and other financial items, (2) statements of our plans and objectives, (3) statements regarding the capabilities and capacities of our business operations, (4)  statements of expected future economic conditions and the effect on us and on dealers or OEM customers, (5) expected benefits of our cost reduction measures, and (6) assumptions underlying statements regarding us or our business.

Our actual results may differ from information contained in these forward looking-statements for many reasons, including those described in the section entitled “Risk Factors” in our Form 10K which are available on our EDGAR page at www.sec.gov. These statements are only current predictions and are subject to known and unknown risks, uncertainties and other factors that may cause our or our industry’s actual results, levels of activity, performance or achievements to be materially different from those anticipated by the forward-looking statements. We discuss many of these risks in greater detail under the heading “Risk Factors” and elsewhere in the Form 10K. You should not rely upon forward-looking statements as predictions of future events.  Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. Except as required by law, after the date of this release, we are under no duty to update or revise any of the forward-looking statements, whether as a result of new information, future events or otherwise.

We obtained the industry, market and competitive position data in this release from our own internal estimates and research as well as from industry and general publications and research surveys and studies conducted by third parties. While we believe that each of these studies and publications is reliable, we have not independently verified market and industry data from third-party sources. While we believe our internal company research is reliable and the market definitions we use are appropriate, neither such research nor these definitions have been verified by any independent source.

Company Contact

ASV Holdings, Inc.	Darrow Associates Inc.

Andrew RookePeter Seltzberg, Managing Director

Chairman and Chief Executive OfficerInvestor Relations

218-327-5389(516) 419-9915

andrew.rooke@asvi.compseltzberg@darrowir.com